SCHEDULE 14C INFORMATION

             Information Statement Pursuant to SECTION 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by RULE 14c-5(d)(2))
[X] Definitive Information Statement

                              Centre Capital Corp.
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                (Name of Registrant as Specified in Its Charter)

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[x] No fee required.
[ ] Fee computed on table below per Exchange Act RULES 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
Exchange Act RULE 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

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previously.  Identify the previous filing by registration  statement  number, or the Form or Schedule and the date of its filing.

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

                              CENTRE CAPITAL CORP.
                  NO. 1509, HANGYUN BUILDING, 48, 2 ROAD, BA QI
                      GUANGZHOU, PEOPLE'S REPUBLIC OF CHINA

To the stockholders of Centre Capital Corp.:

         Centre Capital Corp., a Nevada corporation (the "Company"), has obtained the written consent of certain of its stockholders of record as of February 25, 2004 to approve an amendment to our certificate of incorporation, changing our name from "Centre Capital Corp." to "Golden Health Holdings, Inc." and increasing the number of authorized shares from fifty million (50,000,000) shares to one hundred million (100,000,000) shares, as well as the creation of ten million (10,000,000) shares of "blank check" preferred stock, the designation, preferences, rights (including voting rights), and limitations of which maybe established by our Board of Directors or by authorized committee thereof without the prior consent of our stockholders." This amendment has been approved by our board of directors and the holders of more than a majority of our shares of common stock outstanding. Your consent is not required and is not being solicited in connection with these actions. Pursuant to Section 78.320 of the Nevada Revised Statutes, you are hereby being provided with notice of the approval by less than unanimous written consent of our stockholders of the foregoing amendments to our Certificate of Incorporation. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.


                                         By order of the Board of Directors

                                         /s/ Zhijian Lu
                                         -------------------------------
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer

                              CENTRE CAPITAL CORP.

                              INFORMATION STATEMENT

         This Information Statement is furnished to the stockholders of Centre Capital Corp. in connection with the taking of action by written consent of the holders of a majority of the outstanding shares of common stock, par value $0.001 per share approving an amendment to our certificate of incorporation. In accordance with, and pursuant to, this written consent, our corporate name will be amended from "Centre Capital Corp." to "Golden Health Holdings Inc.," the number of authorized shares of our common stock will be increased to one hundred million (100,000,000) shares, and ten million (10,000,000) shares of "blank check" preferred stock, the designation, preferences, rights (including voting rights), and limitations of which maybe established by our Board of Directors or by authorized committee thereof without the prior consent of our stockholders will be created.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO STOCKHOLDERS IS MARCH 18, 2004. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

1.  Information  Statement on Form SC 14F1,  filed  August 26, 2003;
2.  Current Report on Form 8-K, filed August 13, 2003;

This Information Statement incorporates by reference documents relating to us which are not presented in or with this Information Statement. Documents relating to us (other than exhibits to these documents unless these exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to whom this Information Statement is delivered, on written or oral request, without charge, by writing to us at Centre Capital Corp., No. 1509, Hangyun Building, 48, 2 Road, Ba Qi, Guangzhou, People's Republic of China, Attention: Chief Executive Officer, or by calling the Company at 011-86-20 8329-5339. Copies of documents so requested will be sent by first class mail, postage paid, within one business day of such request.

                                     VOTING

         As of February 25, 2004, 45,798,672 shares of our common stock were issued and outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. The record date for purposes of the written consent to the amendment was February 25, 2004. However, because our directors and officers and certain stockholders hold at least a majority of our issued and outstanding shares of common stock and, therefore, had sufficient voting power to approve the amendment to our Certificate of Incorporation through their ownership of our common stock, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with the amendments. See "Amendment to Certificate of Incorporation" herein.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this Information Statement, the ownership of the common stock by (i) each person who is known by us to own of record or beneficially more than 5% of our outstanding common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

         As used in the table below and elsewhere herein, the term BENEFICIAL OWNERSHIP with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this Information Statement. Unless otherwise noted, beneficial ownership consists of sole ownership, voting, and investment power with respect to all common stock shown as beneficially owned by them.


                                                     NUMBER OF SHARES OF
                                                     REGISTRANT COMMON STOCK             PERCENTAGE OF CLASS
NAME AND ADDRESS                                     BENEFICIALLY OWNED                  BENEFICIALLY OWNED(1)
Brice Scheschuk                                       3,323,500(2)                        7.3%
285 Silver Birch Avenue
Toronto, Ontario M4E 3L6

Zhijian Lu**                                         14,249,400                          31.1%
Aowo Loding House
Shennanzhonglu, Shenzhen
Guangdong, PRC


Wu Ge**                                              13,350,240                          29.1%
No. 41-302, Shengpingjie,
Shijingxu, Guangzhou
Guangdong, PRC

Luofeng Weng                                          1,097,280                           2.4%
No. 302 Dongqu Building
Nanzheng, Shanxi, PRC

Xiujian Huang                                         1,783,080                           3.9%
No. 15 Ground Floor, Hongenli
Liwan, Guangzhou
Guangdong, PRC

Yuanping Ji**                                         0                                     0%
Sheng Nan Road (m)
Shengzheng City
Guangdong, PRC

Hongzhong Hu**                                        0                                     0%
No. 178 Bao Fu Road
Bao Ji, Shan Xi, PRC

Orient Financial Services Ltd.                        2,289,475                           4.9%
19-21 Hennessey Rd.
Wanchai, Hong Kong

All Current Executive Officers and Directors         27,599,640                          66.5%
As a group (4 persons)


------------------------------
** Indicates current director.
(1) Calculated based upon 45,798,672 shares of common stock outstanding as of February 25, 2004.
(2) Includes 823,500 shares of common stock held by Robyn Trott, the spouse of Mr. Scheschuk. Of such shares, 2,500,000 shares have been pledged as collateral for a secured loan by Cartier Fleming International Limited and Li Wing Kei to Mr. Scheschuk.

                                CHANGE OF CONTROL

         Effective as of June 30, 2003, we entered entered into a Share Exchange and Reorganization Agreement (the "AGREEMENT") with Guangzhou Genghai Technology Development Co. Ltd., a People's Republic of China corporation ("GENGHAI"), and the stockholders thereof (the "GENGHAI STOCKHOLDERS"), which sets forth the terms and conditions of the business combination (the "TRANSACTION") of us and Genghai through the exchange by the Genghai Stockholders of their interest therein for shares of our common stock,, as a result of which Genghai became our wholly-owned subsidiary. The closing (the "CLOSING") of the Transaction was anticipated to take place by July 15, 2003, following the satisfaction or waiver of each of the closing conditions set forth in the Exchange Agreement and the subsequent filing of disclosure materials with the United States Securities and Exchange Commission (the "SEC"). The parties to the Agreement entered into an Amendment No. 1, dated as of July 15, 2003 to the Agreement (the "AMENDMENT') extending the Closing to September 15, 2003. The Agreement, as amended by the Amendment is hereafter referred to as the "EXCHANGE AGREEMENT".

         Pursuant to the Exchange Agreement, Genghai and we agreed, inter alia, to elect Mr. Lu, Ms. Ge, Mr. Ji., and Mr. Hu (the "DESIGNEES") to our board of directors upon the Closing, effective as of that date (the "CLOSING DATE"), at which time, our existing director would resign.

         On August 26, 2003, in contemplation of the closing of the Transaction and the resultant change in control of the Board of Directors, we filed an Information Statement on Schedule 14f-1 with the Securities and Exchange Commission.

         The Closing occurred on September 10, 2003, upon the satisfaction or waiver of the conditions to the Closing set forth in the Exchange Agreement, as a result of which (i) Genghai became our wholly-owned subsidiary, (ii) the Genghai Stockholders received an aggregate of 30,480,000 shares of our Common Stock, (iii) our existing director resigned and the Designees were appointed to fill their vacancies and become the sole members of the Board of Directors, and
(iv) certain financial advisors to Genghai became entitled to receive an aggregate of 2,289,475 shares our common stock. Giving effect to the Closing (including required issuances to financial advisors), the Genghai Stockholders held approximately 66.5% of our outstanding common stock immediately following the Closing.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

         On February 25, 2004 our board of directors adopted resolutions proposing, and as of February 25, 2004 the holders of record on February 25, 2004 of more than a majority of the outstanding shares of our common stock approved, the Amendment amending our corporate name from "Centre Capital Corp." to "Golden Health Holdings, Inc.," increasing the number of authorized shares of our common stock, par value, $0.001 per share to one hundred million (100,000,000) shares and creating ten million (10,000,000) shares of "blank check" preferred stock, the designation, preferences, rights (including voting rights), and limitations of which maybe established by our Board of Directors or by authorized committee thereof without the prior consent of our stockholders. The Certificate of Amendment of Certificate of Incorporation, a copy of which is attached hereto as Exhibit A, is to filed with the Secretary of State of the State of Nevada, which is expected to be on or about April 7, 2004. Holders of our common stock do not and will not have preemptive rights pursuant to our Certificate of Incorporation.


                                     By order of the Board of Directors

                                     /s/ Zhijian Lu
                                     -----------------------------
                                     Chairman of the Board of Directors and
                                     Chief Executive Officer

EXHIBIT A

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       OF
                              CENTRE CAPITAL CORP.

         Centre Capital Corp., a corporation organized and existing under and by
virtue  of  the  Nevada   Revised   Statutes   of  the  State  of  Nevada   (the
"CORPORATION"), does hereby certify as follows:

         FIRST: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 78.315 of the Nevada Revised Statutes, duly adopted the following resolution setting forth the amendment to the Certificate of Incorporation as filed on September 6, 1988:

                  RESOLVED, that the Board of Directors deems it in the best interest of the Corporation to amend the Certificate of Incorporation of the Corporation as filed on September 6, 1988 (the "CERTIFICATE OF INCORPORATION"), by deleting Article One and Article Four of the Certificate of Incorporation in their entirety and replacing it with the following:

                  "ONE: The name of the Corporation is "Golden Health Holdings, Inc.

                  FOUR: The aggregate number of shares which the Corporation shall have authority to issue is (i) One Hundred Million (100,000,000) common shares, with a par value of $0.001 per share and (ii) 1,000,000 shares of Preferred Stock, with a par value of $0.001 per share (the "PREFERRED STOCK"). Authority is hereby expressly granted to the Board of Directors (the "BOARD") of the Corporation (or a committee thereof to which such authority may be delegated by the Board pursuant to the by-laws of the Corporation), without requirement of any or further approval or other action by the stockholders of the Corporation, to designate, establish and issue shares of the Preferred Stock from time to time, in one or more series, and to fix by resolution or resolutions, the number of shares, the relative designations, powers, preferences, and rights (including, without limitation, liquidation, dividend and voting rights), and the relative qualifications, limitations, and restrictions, of each such series, to the fullest extent now or hereafter permitted by the laws of the State of Nevada. "

         SECOND:  That, by written  consent  executed in accordance with Section
78.320 of the Nevada Revised Statutes, the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon, and the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, voted in favor of the adoption of the amendments to the Certificate of Incorporation.

         THIRD:  That said amendment was duly adopted in accordance with Section
78.390 of the Nevada Revised Statutes.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN  WITNESS  WHEREOF,   said  Centre  Capital  Corp.  has  caused  this
certificate to be signed by Zhijian Lu, its Chief Executive Officer, as of March 16, 2004.



                                                     ---------------------------
                                                     ZHIJIAN LU
                                                     CHIEF EXECUTIVE OFFICER
                                                     CENTRE CAPITAL CORP.